PRICING SUPPLEMENT NO. 20                                       Rule 424(b)(3)
DATED:  November 3, 1999                                    File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)


                                $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:            Floating Rate Notes [x] Book Entry Notes [x]
$20,000,000

Original Issue Date:         Fixed Rate Notes [ ]     Certificated Notes [  ]
11/08/1999

Maturity Date: 11/08/2002    CUSIP#: 073928LL5

Option to Extend Maturity:   No    [x]
                             Yes   [  ]  Final Maturity Date:


                                              OPTIONAL            OPTIONAL
                         REDEMPTION           REPAYMENT           REPAYMENt
   REDEEMABLE ON          PRICE(S)             DATE(S)            PRICE(S)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

APPLICABLE ONLY TO FIXED RATE NOTES:

Interest Rate:

Interest Payment Dates:

APPLICABLE ONLY TO FLOATING RATE NOTES:

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Rate                 Interest Reset Date(s):  *

[  ]  Treasury Rate                      Interest Reset Period:  Quarterly

[  ]  LIBOR Reuters                      Interest Payment Date(s):  **

[x ]  LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:  6.5425%          Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  +0.41%

* Beginning February 8, 2000 and on the 8th of each February, May, August and November thereafter until August 8, 2002.

** Beginning February 8, 2000 and on the 8th of each February, May, August and November thereafter until August 8, 2002.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.